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                          DIAMOND BRANDS INCORPORATED

                               OFFER TO EXCHANGE

               SERIES B 12 7/8% SENIOR DISCOUNT DEBENTURES DUE 2009,

   WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING

               SERIES A 12 7/8% SENIOR DISCOUNT DEBENTURES DUE 2009


TO:  BROKERS, DEALERS, COMMERCIAL BANKS,
     TRUST COMPANIES AND OTHER NOMINEES:

          Upon and subject to the terms and conditions set forth in the Prospectus, dated ____________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an offer to exchange (the "Exchange Offer") the registered Series B 12 7/8% Senior Discount Debentures due 2009 (the "New Debentures") for any and all outstanding Series A 12 7/8% Senior Discount Debentures due 2009 (the "Old Debentures") (CUSIP No. 252564 AA 7 for Old Debentures issued pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and CUSIP No. 425258 AA 9 for Old Debentures issued pursuant to Regulation S under the Securities Act) is being made pursuant to such Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of Diamond Brands Incorporated (the "Issuer") contained in the Registration Rights Agreement, dated as of April 21, 1998, between the Issuer and Donaldson, Lufkin and Jenrette Securities Corporation and Morgan Stanley & Co. Incorporated (the "Initial Purchasers").

          We are requesting that you contact your clients for whom you hold Old Debentures regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Debentures registered in your name or in the name of your nominee, or who hold Old Debentures registered in their own names, we are enclosing the following documents:

          1.   Prospectus dated _____________, 1998;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Debentures are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

          4. A form of letter which may be sent to your clients for whose account you hold Old Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

          Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on ___________________, 1998 (the "Expiration
Date") (30 calendar days following the commencement of the
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Exchange Offer), unless extended by the Issuer. Old Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

          To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Debentures should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

          If holders of Old Debentures wish to tender, but it is impracticable for them to forward their certificates for Old Debentures prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

          Additional copies of the enclosed material may be obtained from the Exchange Agent, State Street Bank and Trust Company, 61 Broadway, 15th Floor, Corporate Trust Window, New York, New York 10006, telephone: (617) 664-5587.

                                        Very truly yours,

                                        DIAMOND BRANDS INCORPORATED

Enclosures

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